UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report

(Date of earliest

event reported): November 25, 2013

                     AgFeed Industries, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

     100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075

(Address of principal executive offices, including zip code)

                                  (917) 804-3584

(Registrant’s telephone number, including area code)

                                               Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.              Entry Into a Material Definitive Agreement.

As previously reported, on September 13, 2013, AgFeed Industries, Inc. (the “Company”) entered into an Agreement for the Sale and Purchase of Shares (the “Agreement”) with Ningbo Tech-Bank Co., Ltd (“NTB”) and its subsidiary Good Charm International Development Ltd. (together, the “Purchasers”), whereby the Company would sell to the Purchasers, and the Purchasers would purchase and acquire from the Company, all of the outstanding capital stock of AgFeed Industries, Inc. (British Virgin Islands), a direct wholly-owned subsidiary of the Company and the parent company of the Company’s Chinese subsidiaries (the “China Transaction”). Following the execution of the Agreement on September 13, 2013, the Purchasers have made certain claims for which they asserted rights under the Agreement. On November 25, 2013, the Company and the Purchasers entered into a First Amendment to the Agreement (the “Amendment”), which provides for a reduction in the purchase price of $3.45 million and resolves all outstanding disputes and issues. The Company expects to receive, under the Agreement, as amended, total cash proceeds of approximately $45 million, after adjustments and estimated fees and expenses. The Amendment also provides that the closing of the China Transaction will occur on or before December 6, 2013.

The foregoing description of the Amendment is a summary only and is qualified in its entirety by the copy of the Amendment filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.

The China Transaction is subject to Sections 105, 363 and 365 of the United States Bankruptcy Code, including the entry by the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) of an order approving the Agreement and the China Transaction. On November 26, 2013, the Bankruptcy Court approved the Agreement, as amended, and the China Transaction.

Item 9.01.              Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Note applicable

(d)	Exhibits. The following exhibit is being filed herewith:

(2.1)	First Amendment to Agreement for the Sale and Purchase of Shares, dated as of November 25, 2013, by and among AgFeed Industries, Inc., Good Charm International Development Ltd. and Ningbo Tech-Bank Co., Ltd.

* * * * *

NOTICE TO SHAREHOLDERS

The Company’s shareholders are cautioned that trading in shares of the Company’s equity securities during the pendency of its Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders in our Chapter 11 bankruptcy proceedings. Accordingly, the Company urges extreme caution with respect to existing and future investments in its equity securities.

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SAFE HARBOR DISCLOSURE NOTICE

The information provided in this report contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this report involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this report include, but are not limited to: the Chapter 11 bankruptcy process and the successful closing of the China Transaction and a transaction or transactions to sell remaining operations in Oklahoma of the Company’s subsidiary AgFeed USA, LLC and its subsidiaries; other developments in connection with the Company’s evaluation of its strategic options, including the Company’s ability to execute any such options; and developments in litigation and proceedings, including the pending securities class action litigation and U.S. Securities and Exchange Commission investigation related to the matters investigated by the special committee of the Company’s board of directors and the restatement of the Company’s consolidated financial statements, and potential liability for a substantial damage award and indemnification obligations. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not intend, and disclaims any obligation, to update any forward-looking information contained in this report or with respect to the information disclosed herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: November 27, 2013	By:	/s/ Keith A. Maib
Keith A. Maib
Chief Restructuring Officer

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AGREED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit Number
2.1

First Amendment to Agreement for the Sale and Purchase of Shares, dated as of September 13, 2013, by and among AgFeed Industries, Inc., Good Charm International Development Ltd. and Ningbo Tech-Bank Co., Ltd.

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